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                                                                    EXHIBIT 99.1

           CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements in this Form 10-Q, including information set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," constitute "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company desires to take advantage of certain "safe harbor" provisions of the 1933 Act and the 1934 Act and is including this exhibit to enable the Company to do so. Forward-looking statements included in this Form 10-Q, or hereafter included in other publicly available documents filed with the Securities and Exchange Commission, reports to the Company's stockholders and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties, and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ materially from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The Company believes the following risks, uncertainties and other factors could cause such material differences to occur:

              1. The Company's ability to grow through the acquisition and development of non-hazardous liquid waste companies or the acquisition of ancillary businesses.

              2. The Company's ability to identify suitable acquisition candidates or to profitably operate or successfully integrate acquired operations into the Company's other operations.

              3. The Company's ability to acquire acquisition candidates at a reasonable cost. The Company expects competition to exist in the industry to acquire these candidates, which may limit the number of acquisition opportunities and may lead to higher acquisition prices.

              4. The Company's ability to minimize any potential liabilities, including environmental liabilities, resulting from the acquisition of NLW service providers or to obtain adequate insurance to mitigate any potential exposure to the Company from these liabilities. The Company has obtained representations from the sellers of the acquired businesses that no undisclosed liabilities exist and certain rights to indemnification from the sellers for any liabilities. There can be no assurance, however, that undisclosed liabilities do not exist or that the Company will receive full or partial compensation pursuant to its rights to indemnification.

              5. The Company's ability to manage its growth and access to capital.

              6. The Company's ability to comply with existing and future rules and regulations of various federal, state and local governmental agencies. Environmental laws and regulations are, and will continue to be, a principal factor affecting the marketability of the services provided by the Company. Changes in these laws or regulations may affect the operations of the Company by imposing additional regulatory compliance costs on the Company, requiring the modification of or adversely affecting the market for the Company's non-hazardous liquid waste ("NLW") services.

              7. The Company's ability to compete with other NLW service providers. The NLW business is highly competitive and the entrance of new competitors or the expansion of operations by existing competitors in the Company's markets could adversely affect the Company's plans and results of operations.

              8. The development of internal methods for disposition of NLW by current and potential customers of the Company.

              9. The Company's strategies, objectives, expectations and intentions are subject to change at any time at the discretion of management and the Board of Directors.

              10. The Company's ability to attract qualified management and retain key personnel of acquired NLW service providers.

              11. Changes in general economic conditions that may affect the demand for the Company's services. The foregoing review of significant factors should not be construed as exhaustive or as an admission regarding the adequacy of disclosures previously made by the Company.


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